UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2025

OPENLANE, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11299 N. Illinois Street, Suite 500

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2025, OPENLANE, Inc. (the “Company”), a Delaware corporation, entered into a Second Amendment Agreement (the “Second Amendment”) to the Credit Agreement, dated as of June 23, 2023 (as amended by the First Amendment Agreement, dated as of January 19, 2024, and as further amended by the Second Amendment, the “Credit Agreement”), among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”).

The Second Amendment provides for, among other things, the incurrence of incremental term loans in an aggregate principal amount equal to $550,000,000 (the “2025 Incremental Term Loans”). The proceeds of the 2025 Incremental Term Loans may be used by the Company (x) to finance the Repurchases (as defined below) and (y) to pay fees, costs and expenses incurred in connection with the establishment of the 2025 Incremental Term Loans and the Repurchases.

Loans under the 2025 Incremental Term Loans will bear interest at a rate calculated based on the type of borrowing (at the Company’s election, either Adjusted Term SOFR Rate or Base Rate (each as defined in the Credit Agreement)). The 2025 Incremental Term Loans will bear interest at (i) in the case of any Term Benchmark Loans and RFR Loans (each as defined in the Credit Agreement), the Adjusted Term SOFR Rate plus a margin of 2.50% and (ii) in the case of any Base Rate Loans (as defined in the Credit Agreement), the Base Rate plus a margin of 1.50%.

The obligations of the Company under the 2025 Incremental Term Loans are guaranteed by certain of the Company’s domestic subsidiaries (the “Subsidiary Guarantors”) and are secured by substantially all of the assets of the Company and the Subsidiary Guarantors, subject to certain exceptions.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

The above description of the Second Amendment is not complete and is qualified in its entirety by reference to the full text of the Second Amendment. The Second Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On October 8, 2025, the Company closed the transactions contemplated by the previously disclosed (i) Preferred Stock Repurchase Agreement, dated as of September 9, 2025, between the Company and Ignition Acquisition Holdings LP (“Apax”), a Delaware limited partnership and affiliate of funds managed, advised or controlled by Apax Partners LLP, pursuant to which the Company agreed to repurchase from Apax 288,322 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for aggregate consideration of $482,431,500 (the “Apax Repurchase”) and (ii) Preferred Stock Repurchase Agreement, dated as of September 9, 2025, between the Company and Periphas Kanga Holdings, LP, (“Periphas” and together with Apax, the “Stockholders”), a Delaware limited partnership, pursuant to which the Company agreed to repurchase from Periphas 45,706 shares of Series A Preferred Stock for an aggregate consideration of $76,477,055 (the “Periphas Repurchase” and together with the Apax Repurchase, the “Repurchases”). The shares of Series A Preferred Stock subject to the Repurchases have been cancelled.

On October 8, 2025, the Company issued a press release announcing entry into the Credit Agreement and closing of the Repurchases. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Second Amendment Agreement, dated as of October 8, 2025, by and among the Company, certain other subsidiaries of the Company party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated October 8, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: October 8, 2025	OPENLANE, Inc.

/s/ Bradley Herring
Bradley Herring
Executive Vice President and Chief Financial Officer